POWER OF ATTORNEY

The undersigned officer of USA Mutuals (the “Trust”) hereby appoints Joseph C. Neuberger as attorney-in-fact and agent, with the power to execute and to file any of the documents relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended, including the Trust’s Registration Statement on Form N-1A or Form N-14, and any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  The undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned officer hereby executes this Power of Attorney as of this 11th day of August, 2011.

             /s/ Jerry Szilagyi
              Jerry Szilagyi
              President

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